EXHIBIT 10.8

ISDA®
International Swaps and Derivatives Association, Inc.

SCHEDULE
to the
2002 Master Agreement

dated as of May 28, 2010
between

SOCIÉTÉ GÉNÉRALE a company incorporated under the laws of France (“Party A”)	and	CINEDIGM DIGITAL FUNDING I, LLC a limited liability company formed under the laws of the State of Delaware (“Party B”)

Part 1

Termination Provisions

(a)	“Specified Entity” means in relation to Party A for the purpose of:

Section 5(a)(v):                                Not applicable
Section 5(a)(vi):                               Not applicable
Section 5(a)(vii):                              Not applicable
Section 5(b)(v):                                Not applicable

and in relation to Party B for the purpose of:

Section 5(a)(v):                                Not applicable
Section 5(a)(vi):                               Not applicable
Section 5(a)(vii):                              Not applicable
Section 5(b)(v):                                Not applicable

(b)	“Specified Transaction” will have the meaning specified in Section 14 of this Agreement.

(c)
The “Cross-Default” provisions of Section 5(a)(vi) will apply to Party A and to Party B; provided, however, that the words “, or becoming capable at such time of being declared,” shall be deleted from Section 5(a)(vi)(l) and that the following shall be added at the end of Section 5(a)(vi): “provided, however, that notwithstanding anything in this Section 5(a)(vi), an Event of Default shall not occur under (2) above if the failure to pay referred to in (2) is a failure to pay caused by an error or omission of an administrative or operational nature and funds were available to such party or any Credit Support Provider of such Party to enable it to make the relevant payment when due and such payment is in fact made on or before the third Local Business Day following notice from the other party given to such party or any Credit Support Provider of such party of such failure to pay”.

“Specified Indebtedness” will have the meaning specified in Section 14 of this Agreement but shall exclude indebtedness in respect of deposits received in the ordinary course of business and with respect to Party B shall include, without limitation, reimbursement obligations in respect of letters of credit, bankers’ acceptances with third parties and capital leases.

“Threshold Amount” means with respect to Party A, an amount equal to 3% of shareholder’s equity, and with respect to Party B, (a) USD 250,000, or the equivalent in any other currency with respect to any default under Section 5(a)(vi)(ii) and (b) zero (0) with respect to any default under Section 5(a)(vi)(i); provided, however, that the “Threshold Amount” shall mean zero (0) with respect to any Specified Indebtedness of Party B owed to Party A.

(d)
The “Credit Event Upon Merger” provisions of Section 5(b)(v) will apply to Party A and Party B but if “X” is Party A, “materially weaker” shall mean that the successor, surviving or transferee entity is an entity whose long-term, unsecured, unsubordinated debt securities are rated “BBB+” or below by Standard & Poor’s Corporation (“S&P”) or “Baal” or below by Moody’s Investors Service, Inc. (“Moody’s”).

(e)	The “Automatic Early Termination” provision of Section 6(a) will not apply to Party A or Party B.

(f)	“Termination Currency” means United States Dollars (USD).

(g)
“Additional Termination Event” provision of Section 5(b) will not apply to Party A and will apply to Party B. The following shall constitute an Additional Termination Event in respect of which Party B shall be the sole Affected Party:

(A)           The credit agreement dated as of May 6, 2010, among Party B, as Borrower, Société Générale, New York Branch, as Co-Administrative Agent and Paying Agent, General Electric Capital Corporation, as Co-Administrative Agent and Collateral Agent and the Lenders Party thereto, as amended, supplemented or modified from time to time (the “Credit Agreement”) or any Credit Support Document (as hereinafter defined) is prepaid or repaid, expires, ceases to be in full force and effect or terminates for any reason.

(B)           Party B shall fail to make one or more payments under the Credit Agreement on the due date for such payment(s) (after giving effect to any applicable notice requirement or grace period, if any, set forth in the Credit Agreement).

(C)           An “Event of Default” (however described) occurs under the Credit Agreement, resulting in an acceleration of the Obligations (as defined in the Credit Agreement) thereunder.

(D)           Loss of pari passu status/security: unless otherwise agreed to by Party A, at any time (a) the obligations of Party B under this Agreement are no longer ranked pari passu with all Obligations (as defined in the Credit Agreement) under the Credit Agreement and senior in right of payment and of collateral security to all other Specified Indebtedness or (b) the obligations under this Agreement are no longer secured under the Credit Agreement.

(E)           Increase in Indebtedness: Party B shall incur, maintain or otherwise suffer to exist any Lien (as such term is defined under the Credit Agreement), upon or with respect to any of its property, or incur or otherwise remain liable with respect to or responsible for any Indebtedness (as such term is defined under the Credit Agreement) other than in accordance with the provisions of the Credit Agreement (without regard to any amendments thereto after the date of this Agreement).

Part 2

Tax Representations

(a)           Payer Representations.  For the purpose of Section 3(e) of this Agreement:

(i)           Party A and Party B each make the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 9(h) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement, except that it will not be a breach of this representation where reliance is placed on the agreement contained in, or the accuracy or effectiveness of any document provided by the other Party pursuant to, Section 4(a)(iii) of this Agreement and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b)	Payee Representations. For the purpose of Section 3(t) of this Agreement, Party A and Party B do not make any representations.

Part 3

Agreement to Deliver Documents

For the purpose of Sections 4(a)(i) and 4(a)(ii) of this Agreement, each party agrees to deliver the following documents, as applicable:

(a)           Tax forms, documents or certificates to be delivered are:

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered

Party A and Party B
A correct, complete and original executed United States Internal Revenue Service Form W-8BEN, W-SECI, W-SIMY or W-9, as applicable (or any successor form) that eliminates U.S. federal withholding and backup withholding payments under this Agreement.

(i) Before the first Payment Date on which any such payment is made, (ii) promptly upon reasonable demand, and (iii) promptly upon learning that any previously-provided form has become obsolete or incorrect.

(b)           Other documents to be delivered are:

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered	Covered by Section 3(d) Representation

Party A	A certificate of authority and specimen signature of the persons authorized to execute this Agreement and each Confirmation on behalf of Party A.	Upon execution of this Agreement and thereafter upon the reasonable request of Party B.	Yes

Party B
A certificate of incumbency and a certified copy of the resolutions adopted by the Board of Directors of Party B, authorizing the execution and delivery of this Agreement and each Confirmation and the performance by Party B of its obligations hereunder and thereunder.
		Upon execution of this Agreement and thereafter upon the reasonable request of Party A.	Yes

Party A	A certificate of authority and A copy of its most recent annual report containing audited financial statements.	Upon execution of this Agreement and thereafter upon the reasonable request of the other party.	Yes

Party B	A copy of its most recent annual report containing audited financial statements (if such report has been produced) and an audited financial statement.	Upon the reasonable request of the other party.	Yes

Part 4

Miscellaneous

(a)           Addresses/or Notices.  For the purpose of Section 12(a) of this Agreement:

Address for notices or communications to Party A:

(i) With respect to notices pursuant to Section 5 (other than notices under Section 5(a)(i)) and Section 6 of the Agreement:

Tour Société Générale
92987 PARIS LA DEFENSE CEDEX
Attention: Credit Risk Management (RISQ/FIG)
SWIFT: SOGEFRPPHCM
Telex No.: 280730 Answerback: SGMAR
Telephone No.: 33 (0)1 42 14 48 08

(ii) With respect to notices pursuant to Section J3(c) of the Agreement:

Attention: Legal Department (SEGL/JUR/CIB)- Corporate and Investment Banking-
Tour Société Générale, 92987 PARIS LA DEFENSE CEDEX

(iii) With respect to all other notices or communications: as specified in the Confirmation of each Transaction.

Address for notices or communications to Party B:

Address:   Cinedigm Digital Funding I, LLC
55 Madison Avenue, Suite 300
Morristown, New Jersey 07960
Attention: General Counsel
Facsimile No.: 973-290-0081
Telephone No.: 973-290-0080

E-mail: gloffredo@cinedigm.com

(b)	Process Agent. For the purpose of Section 13(c) of this Agreement:—

-           Party A appoints as its Process Agent:
SOCIÉTÉ GÉNÉRALE, New York Branch
1221 Avenue of the Americas
New York, NY 10020
Attention: General Counsel’s Office.

-           Party B appoints as its Process Agent: None.

(c)	Offices. The provisions of Section 10(a) will apply to this Agreement.

(d)	Multibranch Party. For the purpose of Section 10(b) of this Agreement:

Party A is a Multibranch Party and may enter into a Transaction through its Head Office and any of its branch Offices worldwide.

Party B is not a Multibranch Party.

(e)	Calculation Agent. The Calculation Agent is Party A, unless otherwise specified in a Confirmation in relation to the relevant Transaction.

(f)
Credit Support Document.  With respect to Party A: None. With respect to Party B: Loan Documents, as defined in the Credit Agreement, and any other credit support document which the lenders to the Credit Agreement are the beneficiaries of or may become the beneficiaries of at any time after the date hereof.

(g)	Credit Support Provider.

Credit Support Provider means in relation to Party A, none.

Credit Support Provider means in relation to Party B, Guarantor (as defined in the Credit Agreement) and each entity (other than Party B or any lender or agent) which is or hereafter becomes a Party to a Credit Support Document.

(h)	Governing Law; Jurisdiction. Sections 13(a) and (b) of the Agreement shall be deleted and replaced with the following:

“(a)	Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrines).

(b)	Jurisdiction. With respect to any suit, action, or proceedings relating to any dispute arising out of or connection with this Agreement (“Proceedings”), each Party irrevocably:

(i)	submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City; and

(ii)
waives any objection to which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.”.

(i)	Netting of Payments. Subparagraph (ii) of Section 2(c) of this Agreement will apply to Transactions for the purposes of this Agreement.

(j)	“Affiliate” will have the meaning specified in Section 14 of this Agreement.

(k)	Absence of Litigation. For the purpose of Section 3(e):

“Specified Entity” means in relation to Party A, None

“Specified Entity” means in relation to Party B, None

(l)	No Agency. The provisions of Section 3(g)

will apply to this Agreement with respect to Party A.

will apply to this Agreement with respect to Party B.

(m)	Additional Representation will apply. For the purpose of Section 3 of this Agreement, the following will constitute an Additional Representation:

(i)
Relationship Between Parties.  Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):—

(1)
Non-Reliance.  It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction, it being understood that information and explanations related to the terms and conditions of a Transaction will not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other Party will be deemed to be an assurance or guarantee as to the expected results of that Transaction.

(2)
Assessment and Understanding.  It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction.

(3)	Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction.

(n)
Recording of Conversations. Each party (i) consents to the recording of telephone conversations between the trading, marketing and other relevant personnel of the parties in connection with this Agreement or any potential Transaction, (ii) agrees to obtain any necessary consent of, and give any necessary notice of such recording to, its relevant personnel and (iii) agrees, to the extent permitted by applicable law, that recordings may be submitted in evidence in any Proceedings.

Part 5

Other Provisions

(a)           Section 3(a) - Basic Representations - is amended to add the following new sub-section:

(vi)           Eligible Contract Participant.  It is an “eligible contract participant” defined in the Commodity Exchange Act, as amended.

(vii)           Interest Rate Protection:  With respect to Party B only:

This Agreement constitutes a Secured Hedging Document as defined in the Credit Agreement. In addition, each Transaction entered into by Party B shall be in accordance with the provisions of the Credit Agreement relating to derivative transactions.

(b)
Confirmations.  Any Specified Transaction (other than a repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction and without regard to the phrase “which is not a Transaction under this Agreement but” in the definition of Specified Transaction) into which the parties have entered or may enter and in respect of which confirming evidence does not expressly exclude the application of this Agreement shall be governed by this Agreement. Any such confirmation shall be a “Confirmation”, and any such transaction shall be deemed to constitute a Transaction for the purpose of this Agreement. In particular, it is agreed that where in terms of standard industry practice confirmation is by electronic messaging system or SWIFT, such confirmation shall serve as a Confirmation irrespective of whether reference is made to this Agreement in such Confirmation.

(c)
Waiver of Trial by Jury.  Each of the parties hereby irrevocably waives any and all right to a trial by jury with respect to any Proceeding arising out of or relating to this Agreement or any Transaction.

(d)
Incorporation of the ISDA 2002 Master Agreement Protocol.  The parties agree that the definitions and provisions contained in Annexes 1 to 18 of the 2002 Master Agreement Protocol published by the International Swaps and Derivative Association, Inc. on July 15th 2003 are incorporated and apply to this Agreement.

(e)
Upon the execution of this Agreement, SG Americas Securities LLC (“SGAS”), a U.S.-registered broker-dealer and an affiliate of Party A, will open an account on behalf of Party B in order to facilitate compliance with Rule 15a-6 (“Rule 15a-6”) of the Securities Exchange Act of 1934, as amended (the “Act”). SGAS may, from time to time, act as agent for Party B or for Party A, which is not registered as a broker or dealer under the Act, solely for purposes of compliance with Rule 15a-6. Where SGAS is acting as agent in a particular Transaction: (a) SGAS is doing so only to the extent required by law; (b) SGAS has no obligations by way of issuance, endorsement, guarantee or otherwise with respect to the performance of SGAS’s foreign affiliates; (c) the Confirmation of the Transaction that Party B receives will state that SGAS has so acted as agent; and (d) SGAS so acting as agent does not give Party B any rights against SGAS and Party B’s sole counterparty and obligor on each Transaction entered into pursuant to this Agreement will be Party A.

(f)	Future Agreements.

(i)           Pari Passu.  Party B represents that in the event Party B has pledged, or at any time hereafter does pledge, collateral as security for any of its obligations under the Credit Agreement, then Party B’s obligations to Party A under any Transaction entered into hereunder shall be secured on a pari passu basis with such obligations under the Credit Agreement.

(ii)           Party B Covenant.  Party B hereby covenants and agrees that Party B has not and will not enter into any other Secured Hedging Documents with any other counterparty in which such agreement contains any terms that are materially more favorable to the terms herein, as reasonably determined by Party A.

(iii)           Additional Rights of Party A.  Without limiting any term or provision in this Agreement, Party A and Party B hereby acknowledge and agree that (i) Party A is on the date hereof a Secured Hedging Counterparty and Secured Party (each as defined in the Credit Agreement), (ii) this Agreement and each Transaction entered into from time to time hereunder is and shall be a Secured Hedging Document (as defined in the Credit Agreement) and (iii) with respect to each Transaction entered into at a time when Party A is a Lender or an Affiliate (as defined in the Credit Agreement) of a Lender under the Credit Agreement, all duties, covenants, obligations, liabilities and indebtedness of Party B to Party A under this Agreement and each such Transaction shall constitute Obligations and Secured Hedging Obligations (each as defined under the Credit Agreement).

(iv)           Each Transaction entered into from time to time hereunder by Party B shall be in accordance with the provisions of the Credit Agreement relating to Interest Rate Contracts (as defined in the Credit Agreement).

(g)
Partial Early Termination.  In the event that Party B pays prior to scheduled maturity (whether upon mandatory repayment, prepayment, acceleration or otherwise) a portion, but not all, of the Term Loans (as defined in the Credit Agreement), either Party shall have the right to partially terminate any Transaction under this Agreement (a “Partial Early Termination”) so that, after giving effect to such Partial Early Termination hereunder, the Notional Amount of all Transactions under this Agreement (together with the Notional Amount of all other Interest Rate Contracts to which Party B is a party) does not exceed the amount required under Section 7.12 of the Credit Agreement. In the event of any Partial Early Termination under this paragraph, Party B shall partially terminate all Interest Rate Contracts on a pro rata basis and otherwise in compliance with Section 7.12 of the Credit Agreement.

A Partial Early Termination shall have the same effect as though a Termination Event has occurred hereunder with Party B as sole Affected Party, and with only such terminated portion of any Transaction being treated for this purpose as an Affected Transaction. For the avoidance of doubt, the obligations of each Party to make payments pursuant to this Agreement to the other party with respect to the terminated portion of any Transaction that would, but for such Partial Early Termination, occur after the date of such Partial Early Termination, will cease.

Each of Party A and Party B hereby acknowledges and agrees that a Partial Early Termination shall not constitute a Termination Event under this Agreement with respect to the non-terminated portion of the relevant Transaction, and the occurrence of a Partial Early Termination shall have no effect on the non-terminated portion of the relevant Transaction, which shall continue in full force and effect without regard to any such Partial Early Termination.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

SOCIÉTÉ GÉNÉRALE		CINEDIGM DIGITAL FUNDING I, LLC
(Party A)		(Party B)

By:	/s/ Pascale Moreau	By:
Name:	Pascale Moreau	Name:
Title:	Capital Raising & Financing	Title:
Managing Director Global Co-Head of Interest Rate & Forex Derivatives